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                                                                       EXHIBIT 2

                             FARMERS NEW WORLD LIFE
                                INSURANCE COMPANY
                               4680 Wilshire Blvd.
                          Los Angeles, California 90010
                        Direct Dial Number: 323-932-7165
                             Facsimile: 323-964-8093


December 1, 1999


Board of Directors
Farmers New World Life Insurance Company
Farmers Annuity Separate Account A
3003 - 77th Avenue, S.E.
Mercer Island, Washington  98040

Gentlemen:

     In my capacity as Vice President and General Counsel of Farmers New World Life Insurance Company ("Farmers"), I have participated in the preparation and review of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-84023) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of individual flexible premium variable life insurance policies (the "Policies") to be issued with respect to Farmers Variable Life Separate Account A (the "Account"). The Account was established on April 6, 1999, by the Board of Directors of Farmers as a separate account for assets applicable to the Policies, pursuant to the provisions of Section 48.18A.020 of the Washington Insurance Laws.

     The Separate Account is a separate account of Farmers validly existing pursuant to Washington law and the regulations issued thereunder.

     The Policies, when issued as contemplated by the Registration Statement, will be legal and binding obligations of Farmers in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/s/ M. Douglas Close
--------------------
M. Douglas Close
Vice President and
   General Counsel